                                                                    EXHIBIT 99.1

             SYNTEL REPORTS STRONG SECOND QUARTER FINANCIAL RESULTS


Q2 HIGHLIGHTS:

-- Year-over-year revenue increase of 19.3% to $54.7M

-- EPS of $0.24 per diluted share

-- Headcount crossed 4,900 mark

TROY, Mich., July 21, 2005 -- Syntel, Inc. (SYNT), a global information technology services firm, today announced record financial results for the second quarter, ended June 30, 2005.

Syntel's total revenue for the second quarter increased 19.3 percent to $54.7 million, compared to $45.8 million in the prior-year period and eight percent sequentially from $50.7 million in the first quarter of 2005. The Company's gross margin was 40.5 percent in the second quarter of 2005, compared to 42.8 percent in the prior-year period and 41.4 percent in the first quarter of 2005.

During the second quarter, Syntel's focus area of Applications Outsourcing accounted for 76.3 percent of total revenue, with e-Business contributing 14.4 percent, TeamSourcing at 7.1 percent, and Business Process Outsourcing (BPO) at
2.2 percent.

Syntel's income from operations was 21.0 percent in the second quarter, compared to 23.5 percent in the prior-year quarter and 19.4 percent in the first quarter. Net income for the second quarter was $9.7 million or $0.24 per diluted share, compared to $9.4 million or $0.23 per diluted share in the prior-year period, and $9.0 million or $0.22 per diluted share in the first quarter of 2005.

"Our aggressive investment program in the areas of people, process, infrastructure and new offerings is beginning to deliver the desired results, as evidenced by our strong quarter," said Syntel CEO Bharat Desai. "We will continue to build on this momentum by delivering world-class quality technology and business process services to Blue Chip customers globally."

Syntel added four new corporate clients in the second quarter, started 115 new engagements, and signed two new "Hunting Licenses" or preferred partnership agreements. Global headcount grew to 4,920 in the second quarter of 2005, compared to 4,722 in the first quarter 2005.

Syntel's financial position remains very strong. The Company ended the quarter with more than $114 million in cash and short-term investments. The Company remains debt free.

UPDATED 2005 OUTLOOK

Based on the second quarter results and current visibility levels, the Company expects 2005 revenue in the range of $214-$219 million and EPS between $0.92 and $1.01.

SYNTEL TO HOST CONFERENCE CALL

Syntel will discuss its second quarter performance today on a conference call at 10:00 a.m. (Eastern). To listen to the call, please dial (888) 689-9220. The call will also be broadcast live via the Internet at Syntel's web site: www.syntelinc.com under the "Investor Relations" section. Please go to the web site at least 15 minutes prior to the call start time to register and download any necessary audio software. A replay will be available by dialing (800) 642-1687 and entering "6805950" from 1:00 p.m. on July 21, 2005 until midnight on July 28, 2005. International callers may dial (706) 645-9291 and enter the same pass code.

ABOUT SYNTEL
Syntel (NASDAQ: SYNT) is a leading global provider of custom outsourcing solutions in a broad spectrum of information technology and information technology-enabled services. The Company's vertical practices support the entire Design-Build-Operate-Optimize lifecycle of systems and processes for corporations in the Financial Services, Insurance, Retail, Health Care and Automotive industries. The first US-based firm to launch a Global Delivery Service to drive speed-to-market and quality advantages for its customers, Syntel now leverages this efficient model for the majority of its Global 2000 customers. Recently named one of Forbes Magazine's "Best 200 Small Companies in America," Syntel has more than 4,900 employees worldwide, is assessed at Level 5 of the SEI's CMMI, BS 7799-2:2002 as well as ISO 9001:2000 certified. To learn more, visit us at: www.syntelinc.com.

SAFE HARBOR PROVISION
This news release includes forward-looking statements, including with respect to the future level of business for Syntel, Inc. These statements are necessarily subject to risk and uncertainty. Actual results could differ materially from those projected in these forward-looking statements as a result of certain risk factors set forth in the Company's Annual Form 10-K document dated March 15, 2005. Factors that could cause results to differ materially from those set forth above include general trends and developments in the information technology industry, which is subject to rapid technological changes, and the Company's concentration of sales in a relatively small number of large customers, as well as intense competition in the information technology industry, which the Company believes will increase.

Income Statement and Balance Sheet to follow.

                          SYNTEL, INC. AND SUBSIDIARIES
                   CONDENSED CONSOLIDATED STATEMENT OF INCOME
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                            THREE MONTHS                        SIX MONTHS
                                                            ENDED JUNE 30                      ENDED JUNE 30
                                                     ---------------------------      ----------------------------
                                                            2005            2004              2005            2004
                                                     -----------     -----------      ------------     -----------
Net Revenues                                         $    54,677     $    45,846      $    105,409     $    90,935
Cost of revenues                                          32,531          26,234            62,235          52,319
GROSS PROFIT                                              22,146          19,612            43,174          38,616

Selling, general and administrative expenses              10,682           8,822            21,847          17,661
                                                     -----------     -----------      ------------     -----------
Income from operations                                    11,464          10,790            21,327          20,955

Other income, principally interest                           708             357             1,844           1,353
                                                     -----------     -----------      ------------     -----------

Income before income taxes                                12,172          11,147            23,171          22,308

Provision for income taxes                                 2,486           1,742             4,491           3,581
                                                     -----------     -----------      ------------     -----------

Net income                                           $     9,686     $     9,405      $     18,680     $    18,727
                                                     ===========     ===========      ============     ===========


Dividend per share                                   $      0.06     $      0.06      $       1.62     $      0.12

EARNING PER SHARE:
Basic                                                $      0.24     $      0.23      $       0.46     $      0.47
Diluted                                              $      0.24     $      0.23      $       0.46     $      0.46

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:

Basic                                                     40,519          40,259            40,442          40,190
                                                     ===========     ===========      ============     ===========

Diluted                                                   40,570          40,510            40,548          40,562
                                                     ===========     ===========      ============     ===========

                          SYNTEL, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)

                                                                                           JUNE, 30      DECEMBER, 31
                                                                                             2005            2004
                                                                                           --------      ------------

                                     ASSETS
Current assets:
  Cash and cash equivalents                                                                $ 86,627        $109,142
  Short term investments                                                                     27,718          58,899
  Accounts receivable, net of allowances for doubtful accounts of $1,012 and
  $1,213 at June 30, 2005 and December 31, 2004, respectively                                26,461          28,790
  Revenue earned in excess of billings                                                        9,992           4,390
  Deferred income taxes and other current assets                                              9,583           5,891
                                                                                           --------        --------
       Total current assets
                                                                                            160,381         207,112

Property and equipment                                                                       43,908          37,754
  Less accumulated depreciation                                                              23,424          21,290
                                                                                           --------        --------
       Property and equipment, net
                                                                                             20,484          16,464
Goodwill                                                                                        906             906
Deferred income taxes and other noncurrent assets                                             2,407           2,486
                                                                                           --------        --------
                                                                                           $184,178        $226,968
                                                                                           ========        ========

                                   LIABILITIES

Current liabilities:
  Accrued payroll and related costs                                                        $ 14,704        $ 13,963
  Income taxes payable                                                                        9,312           6,290
  Accounts payable and other current liabilities                                             10,860          10,842
  Deferred revenue                                                                            3,648           5,231
                                                                                           --------        --------
       Total current liabilities
                                                                                             38,524          36,326

                              SHAREHOLDERS' EQUITY

Total shareholders' equity
                                                                                            145,654         190,642
                                                                                           --------        --------
Total liabilities and shareholders' equity                                                 $184,178        $226,968
                                                                                           ========        ========